Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PRICING OF UPSIZED

COMMON STOCK OFFERING

DENVER — (BUSINESS WIRE) — August 8, 2016 — SM Energy Company (“SM Energy”) (NYSE: SM) announced today that it priced an upsized underwritten public offering of 16,000,000 shares of common stock for gross proceeds of approximately $480 million. The offering was upsized from the previously announced offering of 15,000,000 shares of common stock. SM Energy also granted the underwriters a 30-day option to purchase up to 2,400,000 additional shares of common stock. The offering is expected to close on August 12, 2016, subject to customary closing conditions.

SM Energy intends to use the net proceeds from the offering to pay a portion of the purchase price for its recently announced acquisition of all of the outstanding membership interests of an entity holding undeveloped leasehold interests, producing wells and associated infrastructure assets in the Midland Basin of west Texas from Rock Oil Holdings LLC. If this acquisition does not close, SM Energy intends to use the net proceeds for general corporate purposes.

Wells Fargo Securities, BofA Merrill Lynch, J.P. Morgan, Barclays, BBVA and RBC Capital Markets will act as joint book-running managers for the offering.

A copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the underwriters by contacting:

Wells Fargo Securities, LLC

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

Phone: (800) 326-5897

E-mail: cmclientsupport@wellsfargo.com

BofA Merrill Lynch

NC1-004-03-43

200 North College Street, 3rd floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Attn: Post-Sale Fulfillment

E-mail: prospectus-eq_fi@jpmchase.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The shares of common stock are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus supplement and an accompanying base prospectus.

INFORMATION ON FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common stock offering.  Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct.  In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement.  The statements herein speak only as of the date of this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website.

SM ENERGY CONTACTS:

Investors: Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

Media: Patty Errico, perrico@sm-energy.com, 303-830-5052